EXHIBIT (15) LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Holdings Corp.

We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock of our report dated November 6, 2007 relating to the unaudited consolidated interim financial statements of Park-Ohio Holdings Corp., which are included in its Form 10-Q for the quarter ended September 30, 2007.

		Shares
Registration Statement	Description	Registered

Form S-8(333-01047)	Individual Account Retirement Plan	1,500,000
Form S-8(333-58161)	Park-Ohio Holdings Corp. Amended and	550,000
	Restated 1998 Long-Term Incentive Plan
Form S-8(333-110536)	Park-Ohio Holdings Corp. Amended	1,100,000
	and Restated 1998 Long-Term Incentive Plan
Form S-3(333-134653)	Registration of $100 million of Park-Ohio Holdings Corp.’s shares of common stock and debt securities
Form S-8(333-137540)	Park-Ohio Holdings Corp. Amended and	1,000,000
	Restated 1998 Long-Term Incentive Plan

/s/  Ernst & Young LLP

Cleveland, Ohio
November 6, 2007

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